SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 10th, 2019

(Date of Report)

VIVA ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-163815	98-0642409

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143-41 84th Drive, Briarwood, New York 11435

(Address of principal executive offices)

Registrant's telephone number, including area code: 347-681-1668

___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events.

On August 26, 2019, Registrant signed an agreement with BLU Products, Inc. under which all Android-based cellular products and tablets manufactured by BLU will be shipped with the VIVA Live OTT app pre-installed. Registrant and BLU will share in the revenues generated from associated subscriptions on a 50/50 basis. The term of the Agreement is for 12 months, but automatically renews unless cancelled by either party. As part of the Agreement, Registrant agreed to a one-time pre-payment of $50,000 in revenue share profits to BLU, against which future subscriptions will be credited.

The contract commences immediately with shipments of devices pre-installed with the VIVA Live app expected in October. The Company is currently working on a marketing strategy with BLU on how to transform the millions of BLU cell phone owners into subscribers. As the majority of BLU customers are Hispanic, Viva has put subscriptions packages in place for that target audience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10th, 2019

VIVA ENTERTAINMENT GROUP, INC.

By:	/s/ Johnny Falcones
Johnny Falcones
Chief Executive Officer